Exhibit 16(c)(xvi)

Project Go West Structuring report Reliance Restricted 7 July 2026 | Version 1.0 (Final Draft)

EY-Parthenon GmbH
Wirtschaftsprüfungsgesellschaft
Mergenthalerallee 3-5
65760 Eschborn / Frankfurt M.

Sebastian Gehrmann
Partner
[Redacted for personally identifiable information]
[Redacted for personally identifiable information]

Jörg Schlüter
Partner
[Redacted for personally identifiable information]
[Redacted for personally identifiable information]

Reliance Restricted

Intersnack Group GmbH & Co. KG
Dr. Bauwens
Dr. Ackermann
Klaus-Bungert-Str. 8/8a
40468 Düsseldorf

Project Go West **7 July 2026**

Dear Sirs,

in accordance with your instructions, we have performed the work set out in our engagement agreement dated 9 April 2026 (the "Engagement Agreement") in connection with the proposed acquisition and delisting of UTZ Brands (the "Transaction").

Purpose of our report and restrictions on its use

This Report was prepared on the specific instructions of the directors of Intersnack Group GmbH & Co. KG solely for the purpose of the Transaction and should not be used or relied upon for any other purpose.

This Report and its contents may not be quoted, referred to or shown to any other parties except as provided in the Engagement Agreement. You may disclose to anyone any portion of this Report Document solely to the extent that it relates to tax matters, including the tax treatment and tax structure of any transaction to which the Services relate ("Tax Advice").

With the exception of tax authorities, you shall inform those to whom you disclose Tax Advice that they may not rely on it for any purpose without prior written consent. We accept no responsibility or liability to any person other than to Intersnack Group GmbH & Co. KG , or to such party to whom we have agreed in writing to accept our responsibility in respect of this Report, and accordingly if such other persons choose to rely upon any of the contents of this Report they do so at their own risk.

Nature and scope of the services

The nature and scope of the services, including the basis and limitations, are detailed in the Engagement Agreement. We have not performed any due diligence procedures related to, among other matters, (i) legal exposures, (ii) environmental matters, (iii) human resource matters, (iv) market diligence, including competitive diligence, (v) macroeconomic and geopolitical impacts, (vi) insurance, (vii) information technology, (viii) compliance and regulatory matters, (ix) synergies, and (x) cyber diligence. Whilst each part of our Report addresses different aspects of our work, the entire Report should be read for a full understanding of our findings and advice. Our work commenced on 4 May 2026 and was completed on 25 June 2026. Therefore, our Report does not take account of events or circumstances arising after 25 June 2026 and we have no responsibility to update the Report for such events or circumstances.

Yours sincerely,

EY-Parthenon GmbH
Wirtschaftsprüfungsesellschaft

Sebastian Gehrmann Jörg Schlüter

Table of contents Background, Scope and 4 1 Assumptions 2 Acquisition structure considerations 8 3 Financing considerations 22 4 Profit Repatriation 29 5 Future acquisition of UBH LLC units 35 7 July 2026 | Version 1.0 (Final Draft) | Project Go West | Structuring report Page 3 EY Parthenon

Background, Scope and Assumptions 7 July 2026 | Version 1.0 (Final Draft) | Project Go West | Structuring report Page 4

Background, Scope and Assumptions | Acquisition structure considerations | Financing considerations | Profit Repatriation | Future acquisition of UBH LLC units

Background

Current simplified structure chart of Utz



Family
Utz Public
Series R/U
Utz Brands, Inc. (UBI)
~40%
~60%
$[789]m
$[1,299]m
Utz Brands Holdings, LLC (UBH LLC)
Total Equity Value
= $[2,088]m

Shareholding 100% if not stated otherwise

Background

- The current simplified structure chart of Utz is depicted to the left.

Envisaged Transaction

- Intersnack Group contemplates a 50% investment in Utz Group.
- The Transaction foresees several preparatory steps like the settlement of a so-called Tax Receivable Agreement ("TRA") balance and a Leveraged Redemption (depicted on the following slides).
- The acquisition of Utz Brands, Inc. (representing a 50% stake in Utz Brands Holdings, LLC after the preparatory steps) is contemplated by way of a so-called reverse merger using a newly-formed merger subsidiary.

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Background, Acquisition Financing Future acquisition Scope and structure Profit Repatriation considerations of UBH LLC units Assumptions considerations Scope and Assumptions Scope Assumptions (cont’d) We have been engaged to provide tax structuring advice in connection with the None of the companies involved in the proposed transaction benefits from Transaction. We have outlined a proposed structure within the commercial non or low taxation of income due to differences in the treatment of a parameters of this Transaction. commercial presence as a permanent establishment. Please note that this Report is work in progress and for discussion purposes The financial year of the involved entities corresponds the calendar year. only and should not be viewed as advice to shareholders, management and/or Income generated and assets held by Utz Brands Holdings, LLC constitute so sellers. called active income/ assets for German CFC purposes. The same applies for its Objectives subsidiaries. The key objectives to be achieved by the proposed structure shall be: Clients should review the above assumptions and background information relied upon in preparing this Report and advise EY if any items are incorrect. Where to allow a tax efficient acquisition structure taking into account the economic any items above do not reflect the actual facts, this might materially impact the terms of the Transaction and the requirements from financing parties; tax outcomes in this Report, and in such circumstances our advice may not be to provide for tax deductibility of interest expenses from acquisition financing relied upon. up to a certain extent. General remarks Assumptions This is a draft Report which will be superseded by our final Report. Accordingly, All intercompany / shareholder loans are, if not indicated otherwise, assumed to this Report is only of a preliminary nature. be fully recoverable, properly documented and to meet arm’s length terms and The steps and tax implications described in this Report might still be subject to conditions. amendments depending on (a) final structure, (b) final sources and uses (c) The “sources and uses” included in this Report are indicative only and based on discussion with other legal and tax advisors and (d) the final financing structure. the Client’s input. Our work is in progress; however, at your specific request we have provided a Unless explicitly highlighted differently, the Report was prepared under the summary of our preliminary work results. The final Report may vary materially following assumptions: from this draft Report. All transactions outlined in this Report (including intercompany loan / This Report shall provide an overview of the proposed structure of the shareholder loan relationships) meet the arm’s length principle. contemplated Transaction as well as provide an overview of the expected key tax considerations. This Report does not outline all tax implications of the All entities are, or will be, incorporated, tax resident and centrally managed structure but addresses the key corporate level tax considerations in connection and controlled in the jurisdiction in which they are intended to be registered with the Transaction and is intended to illustrate how the commercial (legal seat). From a German domestic and tax treaty point of view all entities requirements can be incorporated in a tax compliant manner. are classified identical to the entity classification of their jurisdiction of incorporation (i.e., no hybrid entities). Tax implications outlined in this Report only cover Germany and the U.S. 7 July 2026 | Version 1.0 (Final Draft) | Project Go West | Structuring report Page 6 EY Parthenon

Background, Scope and Assumptions | Acquisition structure considerations | Financing considerations | Profit Repatriation | Future acquisition of UBH LLC units

Scope and goals

Base Erosion and Profit Shifting project

- The OECD has developed, upon the request of the G20 states, 15 actions within the Base Erosion and Profit Shifting project ("BEPS"). These actions are aimed at driving more tax transparency within multinational groups. The actions are currently defined and specified. Some jurisdictions and the EU have already adopted certain of these actions in local laws and relevant directives and others will follow in the near future.
- There are a number of actions, which may impact investments, for example the anti-hybrid rules (avoidance of double deductions or non-taxed income, either by disallowing the respective expense or by taxing the income, which is derived from tax-deductible expenses), the limitation of interest deductibility (introduction of group wide limits for interest deductions, such as interest barrier rules) and the prevention of treaty abuse (e.g. a requirement for non-tax motivated principal purpose and/or more substance to achieve treaty access, which may impact the tax efficiency of shareholder returns and exits).
- The proposed structure was developed on the basis of the current law and practice. However, considering the expected changes in the tax environment resulting from BEPS (and its associated provisions) it is highly recommended that going forward the position is closely monitored, so that the structure can be re-considered and adjusted, if necessary, in light of changing laws and practice.

Mandatory Disclosure Directive

- On 25 May 2018, the EU revised the Council Directive 2011/16/EU on administrative co-operation in the field of taxation, the result of which is that a Mandatory Disclosure Regime ("MDR") entered into effect on 25 June 2018. The MDR require intermediaries which meet certain EU nexus criteria to disclose to the relevant tax authority certain cross-border arrangements which contain one or more of a prescribed list of hallmarks. The reports will be automatically exchanged among the EU Member States' tax authorities.
- The MDR applies to all types of direct taxes. One of the hallmarks is met if the relevant taxpayer or a participant in the arrangement undertakes to comply with a condition of confidentiality which may require them not to disclose how the arrangement could secure a tax advantage vis-a-vis other intermediaries or the tax authorities. EY does not impose confidentiality on our clients in respect of tax advice, but we would recommend that you review the terms under which you contract with other parties.
- Where a particular intermediary is outside the EU or exempt from disclosing due to legal professional privilege, the obligation to disclose falls on another intermediary or, if none, the relevant taxpayer(s). The disclosure must include details of relevant taxpayer(s), their associated parties (as defined) and the cross-border arrangement in question. The first disclosures must be filed by 31 August 2020 but will cover reportable cross-border arrangements where the first step of implementation takes place after 25 June 2018.
- The final German Mandatory Disclosure Rules have been published in the German Federal Gazette on 30 December 2019. The final German Mandatory Disclosure Rules legislation is broadly aligned to the requirements of the Directive (i.e. no extension of the rules to additional taxes, no introduction of additional hallmarks and no reporting obligation for domestic arrangements). Whereas the Directive distinguishes between promoters and service providers giving aid, assistance or advice, the German law makes no reference to the service provider. The law describes the applicable reporting procedures with significantly more details than in the EU Directive, but without fundamentally altering the general reporting procedure.
- Please note that in order to comply with the requirements of the MDR, we and any EY Firms and any other Service Providers, to which we subcontract portions of our services under the Agreement, will determine at our and their sole discretion whether we are required to disclose any such cross-border arrangements covered by the services. Additionally, we may require information, including about the first step of implementation and other intermediaries performing services for you on the same cross-border arrangement, in order to comply with our legal obligations, which you undertake to timely provide.
- To the extent possible, we will endeavor to share with you in advance any disclosure that we have the obligation to make in respect of the services and in any event will provide you with a copy of the disclosure submitted at your request.

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Acquisition structure considerations 7 July 2026 | Version 1.0 (Final Draft) | Project Go West | Structuring report Page 8

Background, Scope and Assumptions | Acquisition structure considerations | Financing considerations | Profit Repatriation | Future acquisition of UBH LLC units

Simplified current group structure


Intersnack Group GmbH & Co. KG
Intersnack Holding AB GmbH
Intersnack US NewCo
Family
Utz Public
Series R/U
Utz Brands, Inc. (UBI)
~40%
~60%
$[789]m
$[1,299]m
Utz Brands Holdings, LLC (UBH LLC)
Total Equity Value = $[2,088] m
$[767]m Debt (Existing Term Loan B and Equipment Loans)

Shareholding 100% if not stated otherwise

Background

- The current simplified structure chart of Utz Group is depicted to the left.
- Utz Brands, Inc.("UBI"), a Delaware Corporation currently operates as a holding company for, and the managing member of Utz Brands Holdings, LLC ("UBH LLC"), a Delaware limited liability company and umbrella partnership containing the UBH LLC business.
- Assumed value of Class A shares is at $14.25 per share and value of Series U and Series R Company interest at $14.25 per interest.

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Background, Acquisition Financing Future acquisition Scope and structure Profit Repatriation considerations of UBH LLC units Assumptions considerations Sources & Uses Draft and lflustrativl! (Sin Millions) ($ in Millions) Sources of Funds Amount Maturity Pro Forma New ABL Revolver ($225) New Term Loan B $1,099 Cash & Cash Equivalents $20 Rolled Equipment Loans 167 New ABL Revolver ($225) 5 Year Idaho Equity Investment ® 111 789 New Term Loan B 7 Year 1,099 Family Rollover of LLC Interests Family Reinvestment ofTRA Proceeds 33 Rolled Equipment Loans Various 167 Total Sources $3,008 Est. Total Debt at Close $1,266 Uses of Funds Amount Purchase of UTZ Class A Shares $1,299 Est. Net Debt at Close $1,246 Family Rollover of LLC Interests 111 789 Pro Forma Cr edit Statistics Adj. EBITDA (Zl Refinance Existing Utah Net Debt 600 Rolled Equipment Loans 167 Sageworth est. Net Debt/ 2026E Adj. EBITD.O $242 5.16x Settle TRA Liability 44 $242 @ YE26 Est. Net Debt/ 2026E Adj. EBITDA Est. UBI TRA Tax Liability 4 $266 4.31x YE27 Est. Net Debt/ 2027E Adj. EBITDA Minimum Cash 20 Estimated Sellside Fees 50 Estimated Flnancinl Fees and Other Expenses 35 Agreed Transaction Parameters i@iUi4 II 1 $3,008 Assumptions $44mm of TRA payment at close, with $33mm reinvested Idaho pays for 100% of sell side fees at UBI level Target Offer Price of $14.25 per share Total fully diluted number of shares of 146.514mm New incremental debt for the proposed transaction not to exceed $51Smm, above existing indebtedness of the UBH at closing (currently estimated to be $767mm) Transaction to be financed with new 7 year $1,099 million Term Loan B Utah Family pro forma ownership of 50.00% (vs. 37.6% pre transaction on a fully diluted basis) $40mm annual dividend, paid quarterly starting in January 2027, held flat for the first 3 fiscal years and then growing at 3% per annum $44mm of TRA payment at close, with $33mm reinvested Idaho pays for 100% of sell side fees at UBI level ~ ~ New incremental debt for the proposed transaction not to exceed $515mm, above existing indebtedness of the UBH at closing (currently estimated to be $767mm) $40mm annual dividend, paid quarterly starting in January 2027, held flat for the first 3 fiscal years and then growing at 3% per annum Sourc~: uroh filings and F<zcuer o.s ofJun~ 9., 1026. Utah proj~crioru ~,urah Monogt.mtnr o.s ofMoy 2, 2026. Not~: Dollars in m;//ions except~, shar~ valuts. BofA SECURITIES~~ l /1/ OWn,rship of SS.J 9mm shor,s <ol<ulattd os 7.047mm a o” v shar,s own,d by S rits v of VM Portntrs, and 8.301mm Closs Vshorts owntd by Strits It of VM Portntrs os ofM<rt 2026. (1/ ,ostd on uroh monog,mtnr pion plus siomm of public a,mpony <Mt savings. 7 July 2026 | Version 1.0 (Final Draft) | Project Go West | Structuring report Page 10 EY Parthenon

Background, Scope and Assumptions | Acquisition structure considerations | Financing considerations | Profit Repatriation | Future acquisition of UBH LLC units

Contemplated steps & current understanding of sources & uses


Intersnack Group GmbH & Co. KG
Intersnack Holding AB GmbH
Intersnack US NewCo
Family
Utz Public
Cash to Utz p. $[920] m
$[1,299] m
Cash to Utz p $[379]m
TRA settle $[44] m
Series R/U
Utz Brands, Inc. (UBI)
~40% ~50%
~60% ~50%
Cash $[477]m
$[822] m
$[1,299] [$822] m
After-Tax Reinvest $[33]m
TRA liability $[4]m
Sell-side fees $[50]m
Utz Brands Holdings, LLC (UBH LLC)
$[35]m financing fees
$[20]m min. cash
Total Equity Value
= $[2,088]m
= $[1,644]m
$[1,099]m New Term Loan
Shareholding 100% if not stated otherwise

Overview of steps

- Step 0: UBH LLC will be funded with a New Term Loan B $[1,099] Million ("m").
  - New Term Loan B used to settle existing Term Loan B in an amount of $[600]m.
  - $[167]m of the existing Term Loan B will be rolled over.
  - The remaining amount of the new Term Loan, i.e., $[499]m, will be used to finance the Leveraged Redemption (Step 2) at the level of UBI in an amount of $[477]m, remainder seen as minimum cash $[20]m.
- Step 1: TRA Payment by UBI to Series R/U and Reinvestment
  - In connection with the cancelation of the TRA obligation, UBI pays proceeds of $[44]m.
  - The Family uses $[33]m (the net TRA proceeds after tax) to purchase UBH LLC interests from UBI.
- Step 2: Leveraged Redemption at the level of UBI
  - UBH LLC distributes remaining Term Loan B proceeds to UBI in partial redemption ([20]%) of its interest in UBH LLC.
  - Immediately after the distribution, UBH LLC is held 50% by each of the Family and UBI.
- Step 3: Reverse Triangular Merger
  - A U.S. subsidiary of Intersnack ("Intersnack US NewCo") acquires all the stock in UBI pursuant to a reverse subsidiary merger using a newly-formed merger subsidiary ("Merger Sub, Inc.")*.
  - Cash that UBI receives in the leveraged redemption ($[379]m) is used to fund part of the merger consideration.

Next steps

- Alignment of flow of funds (based on our experience it makes sense that Bank of America takes the lead here).

*Merger Sub, Inc. not depicted for simplification purposes

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Background, Scope and Assumptions | Acquisition structure considerations | Financing considerations | Profit Repatriation | Future acquisition of UBH LLC units

TRA Payment & Reinvestment


Intersnack Group GmbH & Co. KG
Intersnack Holding AB GmbH
Intersnack US NewCo
$[11]m Tax on TRA payment
Family
Utz Public
Series R/U
TRA settle $[44] m
Utz Brands, Inc. (UBI)
~40%
~60%
$[822]m
$[1,299]m
After-Tax Reinvest $[33]m
Utz Brands Holdings, LLC (UBH LLC)
Total Equity Value =$[2,088]m

Step 1: TRA Payment and Reinvestment

- In connection with the cancelation of the TRA obligation, UBI pays proceeds of $[44]m.
- The Family uses $[33]m (the net TRA proceeds after tax) to purchase UBH LLC interests from UBI.
- Cash should be available at UBI from the Leveraged Redemption (see next slide), which occurs in the course of the TRA payment.
- Note: All payments may be netted against each other and settled via a net flow of funds.
- Series U and Series R Equity Value before Costs : $ [822]m = $[789]m+ $ [33]m TRA reinvestment

US Tax Considerations

- TRA Cancelation
  - To the extent the $[44]m of (or a portion of) the proceeds paid to the Family in cancelation of the TRA obligation are treated as relating to the Crystalized TRA value, the amount will be treated as additional purchase price for UBI's interest in UBH LLC (relating back to prior year exchanges with the Family), which will result in Section 743(b) tax basis step-up and future tax deductions for the benefit of UBI.
  - To the extent the $[44]m of (or a portion of) the proceeds paid to the Family in cancelation of the TRA obligation are treated as relating to the Uncrystalized TRA value, the amount will be treated as a payment for the cancelation of a contract, and we would generally expect such amount to result in a capital loss for UBI in the year of payment.
  - Tax Payment at the level of the family of $[11]m (Assumption: 25% tax rate on Series U and Series R's receipt of TRA Payment)
- Purchase of UBH LLC Interests
  - The Family's subsequent purchase of $[33]m of UBH LLC interests from UBI will be treated as a taxable sale of partnership interests.
  - UBI will recognize gain equal to the difference between the $[33]m purchase price and the tax basis of the interests exchanged. We expect the majority of such gain to be capital. Any cash tax liability would expect to be reduced or eliminated by available NOLs or other tax attributes at UBI.

Shareholding 100% if not stated otherwise

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Background, Scope and Assumptions | Acquisition structure considerations | Financing considerations | Profit Repatriation | Future acquisition of UBH LLC units

Leveraged Redemption


Intersnack Group GmbH & Co. KG
Intersnack Holding AB GmbH
Intersnack US NewCo
Family
Utz Public
Series R/U
Utz Brands, Inc. (UBI)
~40%
~50%
~60%
~50%
$[822]m
$[1,299] [$822]m
Redemption $[477]m
$[4]m (tax of deemed sale to series U&R)
Utz Brands Holdings, LLC (UBH LLC)
Total Equity Value
= $[2,088] m
= $[1,644]m
$[1,099]m New Term Loan

Shareholding 100% if not stated otherwise

Step 2 Leveraged Redemption

- UBH LLC distributes remaining Term Loan B proceeds to UBI in partial redemption ([20]%) of its interest in UBH LLC.
- Immediately after the distribution, UBH LLC is held 50% by each of the Family and UBI.
- UBI Equity Value in UBH LLC before costs: $[822]m ($[1,299]m - $[477]m)
- Series U and Series R Equity Value before Costs : $ [822]m = $[789]m + $ [33]m TRA reinvestment.

US Tax Considerations

Debt Financed Distribution

- In general, a distribution of cash by a partnership to a partner is tax deferred to the partner to the extent of the partner's tax basis in its partnership interest. Once the partner's tax basis in its entire partnership interest is exhausted, any remaining cash distributed by the partnership may result in capital gains to the partner. This treatment is different from a sale/exchange of a portion of a partner's interest in the partnership. In that case, only the partner's proportionate tax basis related to the interest sold is available to offset the sales proceeds.
- A partner's tax basis in its partnership interest is generally equal to the sum of (a) its tax capital account, (b) its allocable share of partnership liabilities, and (c) any Section 743(b) adjustment associated with the partnership interest. Based on estimates from UBI's historical tax reporting, it appears that UBI's tax basis in its interest in UBH LLC is in excess of $[XXX]m. This tax basis should be confirmed through additional procedures but appears directionally sufficient to absorb the leveraged distribution on a tax-deferred basis. In addition, UBI will be allocated a portion of the incremental debt incurred by UBH LLC as part of the leveraged redemption, which is expected to provide additional tax basis in UBI's partnership interest.

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Background, Scope and Assumptions | Acquisition structure considerations | Financing considerations | Profit Repatriation | Future acquisition of UBH LLC units

Leveraged Redemption



Intersnack Group GmbH & Co. KG
Intersnack Holding AB GmbH
Intersnack US NewCo
Family
Utz Public
Series R/U
Utz Brands, Inc. (UBI)
~~~40%~~ ~50%
~~~60%~~ ~50%
$[822]m
~~$[1,299]~~ [$822] m
Redemption $[477]m
$[4]m (tax of deemed sale to series U&R)
Utz Brands Holdings, LLC (UBH LLC)
Total Equity Value ~~= $[2,088] m~~ = $[1,644]m
$[1,099]m New Term Loan

Shareholding 100% if not stated otherwise

Step 2 Leveraged Redemption

- UBH LLC distributes remaining Term Loan B proceeds to UBI in partial redemption ([20]%) of its interest in UBH LLC.
- Immediately after the distribution, UBH LLC is held 50% by each of the Family and UBI.
- UBI Equity Value in UBH LLC before costs: $[822]m ($[1,299]m - $[477]m)
- Series U and Series R Equity Value before Costs : $ [822]m ($[789]m + $ [33]m TRA reinvestment)

US Tax Considerations (cont'd)

Debt Financed Distribution (cont'd)

- Because of the significant tax basis that UBI has in its partnership interest in UBH LLC, the distribution of cash by UBH LLC to UBI in partial redemption of its UBH LLC interests is expected to be tax-deferred under Section 731(a).
- In addition, the allocation of Section 752 liabilities to UBI is expected to be determined in a manner intended to increase UBI's tax basis in its partnership interest and minimize potential gain recognition under Section 731(a) in connection with the distribution.
- Because the distribution to UBI is disproportionate with respect to UBI's interest in UBH LLC's ordinary income producing assets ("hot assets"), Section 751(b) may cause UBI to recognize an ordinary income pickup to the extent it is relieved of a portion of its share of any "hot assets". However, it is expected that UBH LLC will revalue its assets pursuant to Treas. Reg. § 1.704-1(b)(2)(iv)(f) in connection with the distribution, which would create a "reverse" Section 704(c) layer and may allow for the deferral of any Section 751(b) gain.
- Exceptions to Section 731(a) (including Sections 707(a)(2)(B), 751(b), 704(c)(1)(B)/737, and 731(c)) are not expected to apply.

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Background, Scope and Assumptions | Acquisition structure considerations | Financing considerations | Profit Repatriation | Future acquisition of UBH LLC units

Leveraged redemption


Intersnack Group GmbH & Co. KG
Intersnack Holding AB GmbH
Intersnack US NewCo
Family
Utz Public
Series R/U
Utz Brands, Inc. (UBI)
~~~40%~~
~50%
~~~60%~~
~50%
$[822]m
~~$[1,299]~~ [$822]m
Redemption $[477]m
$[4]m (tax of deemed sale to series U&R)
Utz Brands Holdings, LLC (UBH LLC)
Total Equity Value
~~= $[2,088] m~~
= $[1,644]m
$[1,099]m New Term Loan

Shareholding 100% if not stated otherwise

German tax considerations (CFC)

General outlines on German CFC regulations

German CFC taxation as stipulated in Sec. 7 to 14 German Foreign Tax Act (FTA, “Außensteuergesetz”), ultimately, applies where a

- controlled foreign company
- generates passive income which
- is subject to low taxation (effectively taxed at a rate of less than 15%), and
- the substance test under Sec. 8 para. 2 FTA cannot be passed.

Such a controlled foreign company (“CFC”) exists, if one German resident taxpayer (together with related parties) directly or indirectly holds the majority (i.e. more than 50%) of the shares or voting rights in a corporation neither having its place of management nor its statutory seat in Germany.

For German CFC tax purposes, passive income means any income other than the income derived from the activities enumerated in Sec. 8 para. 1 FTA.

The decisive date for the application of the German CFC taxation is always 31 December of the respective year. Assuming Intersnack would become shareholder prior to the end of 2026, Intersnack US NewCo and UBI should qualify as foreign entities for German CFC purposes.

We assume that UBH LLC will not be in scope as Intersnack would only own 50% of UBH LLC and thus not be considered as controlled in terms of German CFC regulations.

However, in case of a common interest between UBI and the Family, one could argue that the shareholdings could be viewed on a consolidated basis for German CFC purposes (acc. to Sec. 7 para. German FTA).

Since we assume that UBH LLC only generates active income, German CFC rules should only apply if either Intersnack US NewCo and/or UBI generate passive income.

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Background, Scope and Assumptions | Acquisition structure considerations | Financing considerations | Profit Repatriation | Future acquisition of UBH LLC units

Leveraged redemption



Intersnack Group GmbH & Co. KG
Intersnack Holding AB GmbH
Intersnack US NewCo
Family
Utz Public
Series R/U
Utz Brands, Inc. (UBI)
~~~40%~~ ~50%
~~~60%~~ ~50%
$[822]m
~~$[1,299]~~ [$822] m
Redemption $[477]m
$[4]m (tax of deemed sale to series U&R)
Utz Brands Holdings, LLC (UBH LLC)
Total Equity Value ~~= $[2,088] m~~ = $[1,644]m
$[1,099]m New Term Loan

Shareholding 100% if not stated otherwise

German tax considerations (CFC)

Qualification of UBH LLC from a German tax point of view

German CFC considerations at the level of UBI and/or Intersnack US NewCo depend on the qualification of UBH LLC either as partnership or corporation from a German tax perspective. Thus, it is necessary to perform a legal form comparison based on a decree of the German Ministry of Finance ('BMF') dated 18 March 2004 (so called "LLC-decree").

The partnership agreement of UBH LLC dated 28 August 2020 contains relevant indicators on both sides. The strongest partnership points are the transfer restrictions and the partnership-style allocation / capital account structure. The strongest corporation points are the fully centralized management, limited liability, and the formal / perpetual entity structure. Under the LLC-decree, the final classification requires a holistic overall assessment; no single criterion is decisive on its own.

For purposes of the LLC-decree fallback approach, criteria 1 to 5 are especially important if the overall picture is unclear.

No	Criterion	Indicative classification
1	Centralized Management & representation	Corporation indicator in our view weakened by the extensive control rights of the family
2	Limited liability	Corporation indicator
3	Free transferability of shares	Partnership indicator
4	Allocation of profits / profit entitlement decision	Corporation-leaning, but not a perfect match
5	Provision of capital / capital contribution	Partnership indicator
6-8	Perpetual duration / profit or income distribution ratio / Formation	Corporation indicator

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Background, Scope and Assumptions | Acquisition structure considerations | Financing considerations | Profit Repatriation | Future acquisition of UBH LLC units

Leveraged redemption


Intersnack Group GmbH & Co. KG
Intersnack Holding AB GmbH
Intersnack US NewCo
Family
Utz Public
Series R/U
Utz Brands, Inc. (UBI)
~40%
~50%
~60%
~50%
$[822]m
$[1,299] [$822] m
Redemption $[477] m
$[4] m (tax of deemed sale to series U&R)
Utz Brands Holdings, LLC (UBH LLC)
Total Equity Value
= $[2,088] m
= $[1,644] m
$[1,099] m New Term Loan

Shareholding 100% if not stated otherwise

German tax considerations (CFC)

Qualification of UBH LLC from a German tax point of view (cont'd)

Based on our assessment, it is not possible to clearly qualify UBH LLC either as partnership or corporation. Hence, in the following both alternatives will be considered.

Leveraged redemption

The leveraged redemption should not result in adverse German CFC considerations:

The intended leveraged redemption could qualify as a

- buyback of own partnership interests respectively shares or as a
- capital decrease

from a German CFC perspective.

Irrespective of the qualification of UHB LLC, income potentially realized in the course of the leveraged redemption should qualify as active in terms of the German CFC regulations:

- In case UBH LLC qualifies as **partnership** from a German tax point of view, a buyback of own partnership interest or a capital decrease should both be regarded as a sale of underlying assets and liabilities. Based on the assumption, that UBH LLC and its subsidiaries generate active income, the leveraged redemption should also generate active income acc. to Sec. 8 para. 1 No. 4 German FTA.
- In case UBH LLC qualifies as **corporation** from a German tax point of view, a disproportionate buyback of own shares as well as a capital decrease should generate active income acc to Sec. 8 para. 1 No. 8 German FTA.

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Reverse triangular merger



Intersnack Group GmbH & Co. KG
Intersnack Holding AB GmbH
Family
Utz Public
$[920]m cash
$[379]m cash
Intersnack US NewCo
Series R/U
Utz Brands, Inc. (UBI)
Merger Sub, Inc.
~50%
~50%
$[804.5]m
$[804.5]m
Reverse Merger
Utz Brands Holdings, LLC (UBH LLC)
Total Equity Value = $[1,609]m
$[1,099]m New Term Loan

Shareholding 100% if not stated otherwise

Step 3: Reverse Triangular Merger

- A U.S. subsidiary of Intersnack ("Intersnack US NewCo") acquires all the stock in UBI pursuant to a reverse subsidiary merger using a newly-formed merger subsidiary ("Merger Sub, Inc.").
- Cash that UBI receives in the leveraged redemption ($[379]m) is used to fund part of the merger consideration.
- Main characteristics of the Reverse Triangular Merger
  - Merger Sub, Inc. ceases to exist.
  - UBI survives as the legal entity ("receiving entity").
  - Under US reorganization law, the shareholding in the receiving entity is facilitated via a conversion of stock of the transferring entity into stock in the receiving entity → Intersnack US NewCo is the new 100% shareholder of UBI
  - Under US reorganization law, the shareholder of the transferring entity is obliged to pay remuneration to the shareholders of the receiving entity (Utz Public) for giving up its shares in the receiving entity upon the conversion of Stock.
- Each partner's equity value in UBH LLC after the redemption and cash payments is $[804.5]m = $[822]m – 50% of $[35]m **financing fees** reflecting the value leakage from the fees.

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Reverse triangular merger


Intersnack Group GmbH & Co. KG
Intersnack Holding AB GmbH
Family
Utz Public
$[920]m cash
$[379]m cash
Intersnack US NewCo
Series R/U
UBI (UBI)
Merger Sub, Inc.
~50%
~50%
$[804.5]m
$[804.5]m
Reverse Merger
Utz Brands Holdings, LLC (UBH LLC)
Total Equity Value = $[1,609]m
$[1,099] m New Term Loan

Shareholding 100% if not stated otherwise

US tax considerations

- For US federal income tax purposes, the transaction is expected to be treated as a taxable stock acquisition of the shares of UBI from the public shareholders of UBI for cash under Sections 1001/302(a). The acquisition is not expected to result in adverse US tax consequences to Intersnack US NewCo (the transitory existence of Intersnack Merger Sub Inc is expected to be ignored for US federal income tax purposes). Intersnack US NewCo should receive tax basis in the Utz Brands, Inc shares equal to the purchase price paid for such shares under Section 1012.
- At closing, the UBH LLC LLC agreement will be amended and restated.
- The US inversion rules generally apply to transactions (i) in which a non-US corporation acquires (directly or indirectly) the shares of a US corporation or substantially all of the properties constituting a trade or business of a domestic partnership and (ii) the former shareholders / members of the US target own at least 60% of the stock of the foreign acquiring corporation by reason of holding stock in the US target after certain non-intuitive adjustments. If these rules apply, a number of adverse US tax consequences may result.
- As the Proposed Transaction involves a non-US entity (e.g., Intersnack Holding AB GmbH) indirectly acquiring a US business (UBI and UBH LLC), it is necessary to evaluate the implications of the US inversion rules, which are complex and can yield unexpected outcomes. Nonetheless, given our preliminary understanding that (1) Intersnack Holdings AB GmbH, a pre-existing entity (i.e., not an SPV), with significant operations/value of Intersnack Group in Germany on a consolidated basis; and (2) all consideration paid presently to Utz Public and in the future to the Family (as described herein) will be in cash, we would not expect the US inversion rules to apply. Nonetheless, the US inversion determination is very complex and needs to be evaluated once more facts are known (e.g., review of put-call options, term sheet, etc.) to determine if mitigating.

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Reverse triangular merger


Intersnack Group GmbH & Co. KG
Intersnack Holding AB GmbH
Family
Utz Public
$[920]m cash
$[379]m cash
Intersnack US NewCo
Series R/U
Utz Brands, Inc. (UBI)
Merger Sub Inc.
~50%
~50%
$[804.5]m
$[804.5]m
Reverse Merger
Utz Brands Holdings, LLC (UBH LLC)
Total Equity Value = $[1,609]m
$[1,099] m New Term Loan

German tax considerations (CFC)

For general considerations on German CFC rules reference is made previous slides.

The reverse triangular merger should not result in adverse tax aspects from a German CFC perspective neither at the level of Merger Sub, Inc., UBI nor Intersnack US NewCo.

- From an overall perspective, the reverse triangular merger should qualify as an acquisition of the shares in Utz Brands Inc. by Intersnack US NewCo with the remuneration of Utz Public by receiving cash. Such acquisition against remuneration should not be in scope of the German CFC rules.
- We cannot fully exclude, that the merger qualifies as a reorganization from a German CFC perspective. Such reorganization can, under certain circumstances, generally be in the scope of the German CFC perspective. Still, if the merger was qualified as reorganization in that sense, there should not be any income generated at the level of Intersnack US NewCo/Merger Sub upon the merger because (i) Merger Sub's assets should not have any built-in-gains at the time of the transaction and (ii) the shares in Merger Sub do not have built-in-gains neither.

Shareholding 100% if not stated otherwise

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Post-Closing Structure

Post-Closing Structure (excl. acquisition financing)



Intersnack Group GmbH & Co. KG
Intersnack Holding AB GmbH
Intersnack US NewCo
Family
Series R/U
Utz Brands, Inc. (UBI)
~50%
~50%
$[804.5]m
$[804.5]m
Utz Brands Holdings, LLC (UBH LLC)
Total Equity Value = $[1,609]m

Shareholding 100% if not stated otherwise

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Financing considerations 7 July 2026 | Version 1.0 (Final Draft) | Project Go West | Structuring report Page 22

Background, Scope and Assumptions | Acquisition structure considerations | Financing considerations | Profit Repatriation | Future acquisition of UBH LLC units

Proposed financing structure


$[920] m debt
Intersnack Group GmbH & Co. KG
$[920-x] m IC loan
$[x] m equity
Intersnack Holding AB GmbH
$[x] m equity
Family
Intersnack US NewCo
Series R/U
Utz Brands, Inc. (UBI)
~50%
~50%
$[804.5]m
$[804.5]m
Utz Brands Holdings, LLC (UBH LLC)
Total Equity Value = $[1,609] m

Shareholding 100% if not stated otherwise

General

- Intersnack Group KG borrows external debt ($[920]m or EUR equivalent) for an interest rate of 3.5 to 4.0%.
- IC loan to Intersnack US NewCo to refinance purchase of UBI (plus additional cost) partially: $[920-x]m.
- Equity injection of $[x] m through the chain.
- [to be confirmed that all external banks will be German tax resident.]
- [To be discussed whether Intersnack Holding AB GmbH will be the direct borrower and IC loan lender.]

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Tax deduction of interest expenses – Germany

General

- The deduction of interest expenses for tax purposes is limited by the interest barrier rule (“Zinsschranke”).
- Based on this rule, interest expenses of a business (“Betrieb”) as defined by the interest barrier rules are fully deductible to the extent interest income is generated. Any exceeding amount of interest expenses (net interest expense) is only deductible up to 30% of the taxable EBITDA.
- In general, each entity (corporation or partnership) qualifies as one business in this context. However, all entities which belong to a tax group for CIT and TT purposes are treated as one business. Thus, interest limitation rules apply at the level of the tax group parent.
- The interest expense and interest income definitions are broad and include payments on debts where the holder is entitled either to any return of capital or a return on capital. Interest expenses also comprise other economic equivalent expenses as well as expenses related to the procurement of debt. Those definitions typically also include swap income / expense, bank fees as well as compounding and discounting interest and potentially also commitment / arrangement fees.
- According to the explicit wording in the German tax law, interest expenses are defined in accordance with the definition included in the Anti-Tax Avoidance Directive (“ATAD”, (EU) 2016/1164).
- The qualification as interest expenses generally does not depend on whether interest is paid in cash or accrued.
- The taxable EBITDA is determined by the taxable income of the year plus interest expenses minus interest income and plus depreciation and amortization according to tax law. Please note that the taxable income (taxable EBITDA) could significantly deviate from the accounting income (accounting EBITDA), since e.g. 95% of dividend income is tax-exempt and thus, is not included in the taxable income.

Exceptions to the interest barrier rule

- The interest barrier rule applies to both external and shareholder / intra-group financing, unless one of the following exceptions apply:
  - The annual net interest expenses of the business including interest carried forward are below EUR 3m;
  - There is no related party within the meaning of Sec. 1 para. 2 FTA and the business does not maintain a permanent establishment in a foreign country (stand-alone escape); or
  - The so-called equity-ratio escape applies.
- The aforementioned exceptions do not apply to the extent interest expenses were increased by an interest carry forward. Hence, in a scenario where the total interest expenses consist of current year interest expenses and interest carry forward, the exceptions can only apply to current year interest expenses whereas the deductibility of interest carry forward is limited to 30% of the taxable EBITDA.

Excess net interest expenses carry forward

- Non-deductible interest expenses can be carried forward indefinitely and can be deducted in later years under the restrictions of the interest limitation rule as outlined above and subject to change of control rules.

EBITDA carry forward

- Provided that the interest barrier rule is applicable and that 30% of the taxable EBITDA exceeds the net interest expenses (i.e., 30% of the taxable EBITDA has not been fully utilized), the unused portion of 30% of the taxable EBITDA can be carried forward over a period of five years. The EBITDA carry-forwards can be utilized to increase the respective 30% of the taxable EBITDA of the following years for calculating the deductible net interest expenses. The EBITDA carry-forwards of the earliest year is utilized first. After five years an unused EBITDA carry-forwards forfeit.

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Background, Acquisition Financing Future acquisition Scope and structure Profit Repatriation considerations of UBH LLC units Assumptions considerations Tax deduction of interest expenses – Germany Current interest deduction capacity in Germany All interest expenses incurred at the level of Intersnack Group GmbH & Co. KG are currently deductible for German tax purposes. Based on the figures for FY 2025 there is headroom for approx. 15 mEUR additional interest expenses per year at the level Intersnack Group GmbH & Co. KG. If additional interest expenses were to exceed the amount of 15 mEUR, any exceeding interest would be non deductible for German tax purposes. 7 July 2026 | Version 1.0 (Final Draft) | Project Go West | Structuring report Page 25 EY Parthenon

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Tax deduction of interest expenses – USA

General

- The US tax characterization of the note receivable issued from Intersnack Group GmbH & Co. KG to Intersnack US NewCo will depend on a number of factors. In order to ensure that the instrument is treated as true debt for US tax purposes, Intersnack should perform a debt capacity analysis with respect to the arrangement. Specifically, the debt capacity analysis will be needed to determine Intersnack US NewCo's ability to take on and service the envisaged amount of debt. Additionally, the terms of the instrument should be reviewed from a US federal income tax perspective to ensure that they include the typical indicia of debt instruments (e.g., a promise to pay a sum certain, a fixed maturity date, enforcement rights, etc.) and the parties would need to treat it as true debt and interact accordingly.
- To the extent Intersnack US NewCo elects to file a consolidated US federal income tax return with UBI, interest expense on debt can be used to offset operating income of UBI as part of its US federal income tax filings. The interest deduction is subject to an annual limitation (i.e., Sec. 163(j)). Generally, these rules limit a taxpayer's deduction for business interest to the business interest income of the taxpayer plus 30% of the "adjusted taxable income" (similar to EBITDA) of the consolidated group. Interest expense that is disallowed under Section 163(j) may be carried forward indefinitely. Note that consideration should also be given to application of Section 267, which may disallow interest deductions to a related foreign party if not cash paid.

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Tax deduction of interest expenses – Summary


$[920] m debt
Intersnack Group GmbH & Co. KG
$[920-x] m IC loan
$[x] m equity
Intersnack Holding AB GmbH
$[x] m equity
Family
Intersnack US NewCo
Series R/U
Utz Brands, Inc. (UBI)
~50%
~50%
$[804.5]m
$[804.5]m
Utz Brands Holdings, LLC (UBH LLC)
Total Equity Value = $[1,609]m

Shareholding 100% if not stated otherwise

Summary

Country	intrest deduction capacity mEUR	Based on	correponding net debt amount (4% interest rate) mEUR
Germany	15,0	FY 2025	375,0
Netherlands*	1,6	FY 2025	40,0
USA	[0]		
Total	**[16,6]**		**415,0**

- Final financing mix to be discussed considering interest expense deduction capacities, WHT planning, repatriation strategies.
- Based on discussions so far, interest deduction capacity in the US will be very limited – if any – in the first years due to the high leverage of UBH.
- Consequently, most of the financing of Intersnack US NewCo's will likely be equity.

*Utilization of Dutch interest expense deduction capacity can be materialized considering e.g. leveraged dividends.

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US WHT on interest payments



Intersnack Group GmbH & Co. KG
$[920-x] m IC loan
Intersnack Holding AB GmbH
Interest payments
Family
Intersnack US NewCo
Series R/U
Utz Brands, Inc. (UBI)
~50%
~50%
$[804.5]m
$[804.5]m
Utz Brands Holdings, LLC (UBH LLC)
Total Equity Value = $[1,609]m

Shareholding 100% if not stated otherwise

US tax considerations

- To the extent the note is respected as a debt instrument for US tax purposes (rather than as an equity instrument), a future repayment of the intercompany note should be treated as a repayment of principal and interest rather than as a dividend. If so treated, the repayment of principal should not be subject to US withholding tax.
- Interest payments or accruals allocable to non-US creditors (e.g., Intersnack Group GmbH & Co. KG) are generally subject to WHT at a 30% rate, the WHT rate on interest can be reduced under an applicable US income tax treaty (for qualified persons.
- In the case at hand, it is possible Intersnack Group GmbH & Co. KG could be eligible for reduced withholding rate to 0% under the US – German tax treaty. Treaty analysis with respect to necessary withholding on interest payments should be confirmed prior to any payments.
- Further, to the extent Intersnack Group GmbH borrows third-party external debt and lends to Intersnack US NewCo, the anti-conduit financing regulations may apply to prevent the availability of tax treaty benefits. According to our current understanding, at least three of the four financing banks are German resident. Hence, the application of the anti-conduit financing regulations is expected to be limited, and potentially not applicable. Further considerations should be given to the applicability.
- If the note is not respected as debt for US tax purposes, then the IRS could recharacterize it as an equity instrument and any future repayment of such instrument (irrespective of principal versus interest) would potentially be treated as a dividend distribution (to the extent of Intersnack US NewCo's accumulated and current earnings and profits ("E&P")), which would potentially be subject to US WHT.

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Profit Repatriation 7 July 2026 | Version 1.0 (Final Draft) | Project Go West | Structuring report Page 29

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US Taxation of UBI / Intersnack US


Intersnack Group GmbH & Co. KG
$[920-x] m IC loan
Intersnack Holding AB GmbH
Family
Intersnack US NewCo
Series R/U
Utz Brands, Inc. (UBI)
~50%
~50%
$[804.5]m
$[804.5]m
Utz Brands Holdings, LLC (UBH LLC)
Total Equity Value = $[1,609]m

Shareholding 100% if not stated otherwise

US tax considerations

General US Partnership Tax Matters

- UBH LLC is a US partnership, and generally for US federal income tax ("USFIT") purposes, a partnership is treated as a flow-through entity, rather than a taxable entity, such that the partnership itself typically does not incur entity-level income tax.
- Instead, the partnership's items of taxable income are allocated to its partners, who generally bear the resulting tax liability based on their share of the partnership's taxable income and their respective tax rates (e.g., 21% USFIT rate for US c-corporation). Certain items must be separately stated so that each partner can determine the ultimate tax treatment based on its own tax profile.
- A partner owes tax on its allocable share of partnership taxable income whether or not the partnership distributes cash. For that reason, partnership agreements often include tax distribution provisions intended to provide partners with cash to help fund tax liabilities arising from allocated income. The example below illustrates how tax distributions generally work. Please note that all figures are illustrative.

Example of Tax Distributions:	Series R/U	UBI	Total
UBH LLC Level:			
(a) Taxable Income from UBH LLC	50X	50X	100X
(b) Tax Rate for Tax Distributions	50%	50%	50%
(c) Tax Distributions from UBH LLC [(a)*(b)]	25X	25X	50X
Series R/U and UBI Level:			
(a) Taxable Income	50X	50X	100X
(d) §743(b) Deductions	0	(20X)	(20X)
(e) Income subject to tax [(a) – (d)]	50X	30X	80X
(f) Tax Rate	50%	21%	
(g) Tax Liability [(e) x (f)]	(25X)	(6.3X)	(31.3X)
Net Cash [(c) – (g)]	0	18.7X	18.7X

- Note that a partner's outside tax basis in its partnership interest must be carefully monitored (i.e., UBI's basis in UBH LLC), because it generally determines a partner's ability to utilize allocated tax losses and its ability to receive cash distributions in a tax deferred manner. In addition, contributions to and distributions from partnerships are generally intended to be tax-neutral, but may subject to important exceptions (e.g., disguised sale), anti-abuse or recharacterization rules.

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US Taxation of UBI / Intersnack US


Intersnack Group GmbH & Co. KG
$[920-x] m IC loan
Intersnack Holding AB GmbH
Family
Intersnack US NewCo
Series R/U
Utz Brands, Inc. (UBI)
~50%
~50%
$[804.5]m
$[804.5]m
Utz Brands Holdings, LLC (UBH LLC)
Total Equity Value = $[1,609]m

Shareholding 100% if not stated otherwise

US tax considerations

Consolidation for USFIT purposes

- As a result of the Proposed Transaction, Intersnack US NewCo ought to be eligible to elect to file a consolidated USFIT return with UBI.
- Electing to file as a consolidated tax group for USFIT purposes may offer tax and administrative benefits to the company such as:
  - One consolidated federal income tax filing including Intersnack US Newco and its US corporate subsidiary, UBI.
  - Once consolidated, prospective netting of taxable losses of unprofitable group members against taxable income of profitable group members should be possible for federal (and some state) income tax purposes. For example, the ability to offset taxable income at operating entities (e.g., UBI) with interest expense deductions at upper tier entities in the structure.
  - The ability to move cash freely between US entities to service debt (as applicable).
- One primary consequence to filing as a consolidated group is the E&P from operating activity tiers up to Intersnack US NewCo. Thus, future distributions paid by Intersnack US Newco Intersnack Holding AB GmbH from this E&P would be treated as a taxable dividend for US tax purposes, potentially subject to dividend WHT
- Note that once a group has filed a consolidated return, it is required to file a consolidated return for each subsequent tax year, unless it has an election to discontinue filing consolidated returns.
- As noted in the previous slide, UBI will recognize its allocable share of partnership taxable income and therefore, such items will be subject to US CIT. The current corporate USFIT rate is 21%, plus applicable US state income tax rate (TBC based on US state income tax nexus, but in our experience can result in an effective US CIT rate of ~26%).

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US Withholding Tax



Intersnack Group GmbH & Co. KG
$[920-x] m IC loan
Intersnack Holding AB GmbH
dividend
Family
Intersnack US NewCo
Series R/U
Utz Brands, Inc. (UBI)
~50%
~50%
$[804.5] m
$[804.5] m
Utz Brands Holdings, LLC (UBH LLC)
Total Equity Value = $[1,609] m

Shareholding 100% if not stated otherwise

US Tax Considerations

- Distributions made from Intersnack US NewCo made to Intersnack Holding AB GmbH are generally expected to be characterized (i) first as a dividend to the extent of E&P, (ii) next as a non-taxable return of capital distribution, reducing basis (but not below zero), and (iii) finally as a capital gain distribution for any distributions in excess of basis. In addition, certain compliance may be required under the Foreign Investment in Real Property Tax Act ("US FIRPTA") rules if the distribution is not paid out of E&P.
- Distributions from Intersnack US NewCo that are treated as dividends for US income tax purposes would be considered US source income and are generally anticipated to be subject to a 30% US withholding tax unless reduced by the US-German tax treaty.
  - We see robust potential for a reduction to 5% according to Article 10 Para 2 a of the US-Germany Double tax Treaty in combination with Article 28 (Limitation of Benefit Test, in particular active trade or business test). Further analysis is required to determine of the required business connection between Germany and US is sufficient).
  - There is also potential for a Reduction to 0% WHT according to Article 10 Para 3 bb), Article 28 Para 2f, 4. Further analysis is required (Ownership and Base-Erosion Test).
- Treaty analysis with respect to necessary withholding on distributions should be confirmed prior to any distribution.

German Tax Considerations

Any WHT will not be creditable in Germany as the dividends falls under the German participation exemption regime (see below).

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Dividend taxation


Intersnack Group GmbH & Co. KG
$[920-x] m IC loan
Intersnack Holding AB GmbH
dividend
Family
Intersnack US NewCo
Series R/U
Utz Brands, Inc. (UBI)
~50%
~50%
$[804.5]m
$[804.5]m
Utz Brands Holdings, LLC (UBH LLC)
Total Equity Value = $[1,609]m

Shareholding 100% if not stated otherwise

Germany

Dividends received by Intersnack Holding AB GmbH from Intersnack US NewCo will in principle be exempt from German CIT and TT, however, 5% of the dividends will be treated as fictitious non-deductible expenses and thus, be subject to CIT and TT, resulting in an effective tax rate on dividends of approx. 1.5%. It should be noted that in case the shareholding is below 10% (15% for TT), the exemption for CIT (TT) purposes will generally not apply which should not be applicable in the case at hand.

As Intersnack Holding AB GmbH forms a tax group with Intersnack Group GmbH & Co. KG, taxation will apply at the level of Intersnack Group for TT and at the level of Intersnack Group's sole shareholder for CIT.

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IC loan repayments



Intersnack Group GmbH & Co. KG
$[920-x] m IC loan
Intersnack Holding AB GmbH
Family
Intersnack US NewCo
Series R/U
Utz Brands, Inc. (UBI)
~50%
~50%
$[804.5]m
$[804.5]m
Utz Brands Holdings, LLC (UBH LLC)
Total Equity Value = $[1,609]m

Shareholding 100% if not stated otherwise

US tax considerations

To the extent the shareholder loan between Intersnack Group GmbH & Co. KG and Intersnack US NewCo are structured in a manner to be respected as debt for US tax purposes, the repayment of the shareholder loan is expected to be treated as repayment of principal and interest and not recharacterized as dividend distributions. *See Section 2.3 for additional details relating to US WHT on interest payments.*

Germany

Loan repayments should not result in adverse German tax consequences.

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Future acquisition of UBH LLC units


Intersnack Group GmbH & Co. KG
Intersnack Holding AB GmbH
Intersnack US NewCo
Family
Series R/U
Utz Brands, Inc. (UBI)
Sale of units
~50%
100%
Utz Brands Holdings, LLC (UBH LLC)

US tax considerations

- The future acquisition of 100% of Series R/U units is expected to be treated as a Revenue Ruling 99-6, Situation 1 transaction:
  - Series R/U are expected to be treated as selling the UBH LLC partnership interest under Sections 741 and 1001. Each Seller is expected to recognize gain or loss equal to the difference between its amount realized on sale and its adjusted tax basis in UBH LLC. Generally, any gain or loss recognized is capital gain or loss except to the extent there is a recharacterization to ordinary income under Section 751(a).
  - UBI is expected to be treated as acquiring the assets of UBH LLC for cash and takes an adjusted tax basis in the acquired assets equal to the purchase price under Section 1012.
  - UBH LLC is expected to terminate as a partnership under Section 708(b)(1).

Shareholding 100% if not stated otherwise

7 July 2026 | Version 1.0 (Final Draft) | Project Go West | Structuring report

Page 36

EY Parthenon

Appendix

Project Go West TPA Considerations – reliance restricted – 2 June 2026 The better the quwtion. The better the answer. The better the world works.

TRA Contractual Change of Control Deloitte’s View on TRA Value @ $14.00 / share (Utilization Based on TRA) TRA computation provided by Deloitte contemplates a change Uncrystalized Exchange Price $ 14.00 of control transaction Discount Rate Crystalized 8% The computation makes Discount Rate Uncrystalized 8% certain assumptions: All unexchanged units are deemed exchanged as of Crystalized Exchanges Uncrystalized Exchanges Total transaction date Discounted Gross TRA Discounted That there is sufficient Gross TRA Attribute TRAPayment Payment Attribute TRAPayment Payment Total Payments taxable income to utilize all Exchange Year: 2026 341,461 ,693 74,276,335 49,538,803 1,107,372,204 240,117,052 123,225,394 c 172.764.1~ TRA benefits as they become available A discount rate of 8% with respect to payments Deloitte’s View on TRA Termination @ $7. 72 / share (Utilization Based on TRA) for crystalized and Uncrystalized Exchange Price $ 7.72 uncrystalized portions We note that Utah has the ability Discount Rate Crystalized 8% to terminate the TRA agreement at any time and that the TRA value Discount Rate Uncrystalized 8% at the current stock price is significantly lower $SSM+ of TRA value under Crystalized Exchanges Uncrystalized Exchanges Total Deloitte’s calculation Gross TRA Attribute TRAPayment Discounted Gross TRA TRAPayment Discounted Total Payments is derived from the Payment Attribute Payment offer premium Exchange Year: 2026 341,461,693 74,276,335 48,767,260 624,495,758 135,412,538 68.955.576 C 111.122.s~ 2 Draft for discussion purposes only Note to Draft: 8% discount rote assumed in initial Deloitte model for illustrative purposes only; actual discount rate per TRA is a floating formula value.

PV of Tax Attributes to Utah Brands, Inc. at 8% Discount Rate Value of TRA @ $14.00 / share (Utilization Based on Taxable Income Projections) The value of the TRA tax benefits needs to reflect Utah Brands, Inc. ability to use them under the Uncrystalized Exchange Price $ 14.00 operating assumptions: Discount Rate Crystalized 8% 1. This transaction is not a change of control transaction (i.e., the family Discount Rate Uncrystalized 8% is not losing control, nor is it exchanging or selling equity of UBH) Crystalized Exchanges Uncrystalized Exchanges Future exchanges and Gross TRA TRAPayment Discounted Gross TRA TRAPayment Discounted Total Payments benefits associated with Attribute Payment Attribute Payment currently uncrystalized 312,173,005 67,690,034 27,045,245 1,068,325,223 231 ,650,300 54,328,075 c 81,373,3~ payments will only be realized 5 10 years from now 2. The taxable income forecast provided by the company The business does not always Taking into account the proposed transaction structure and the taxable income forecast have sufficient income to provided by Utah alone reduces the value of the TRA by $90mm+ before addressing utilize all TRA benefits as they the discount rate become available Not all crystalized benefits can be used immediately 3. A realistic discount rate (see next page) 3 Draft for discussion purposes only

Applying Reasonable Discount Rates and Potential Future Exchange Prices

Discounted Values ($)

			Illustrative Share Price: $7.72	$14.00	$21.00	$28.00
A	Crystalized Exchanges @ 8%		28,741,431	27,045,245	25,280,517	23,753,558
B	Uncrystalized Exchanges					
	Discount Rate	8%	36,455,197	54,328,075	69,227,541	80,699,326
		12%	20,370,610	29,010,839	35,537,123	40,161,365
		15%	13,549,284	18,818,441	22,606,074	25,194,563
		18%	9,220,409	12,571,192	14,909,675	16,482,418
A+B	Discount Rate	8% Crystalized, 8% Uncrystalized	65,196,628	81,373,320	94,508,058	104,452,884
		8% Crystalized, 12% Uncrystalized	49,112,041	56,056,084	60,817,640	63,914,924
		8% Crystalized, 15% Uncrystalized	42,290,715	45,863,686	47,886,591	48,948,121
		8% Crystalized, 18% Uncrystalized	37,961,840	39,616,436	40,190,192	40,235,976

- This table shows illustrative TRA values using Utah's taxable income forecast, assumes a change of control after year 5 and uses a range of discount rates for the uncrystalized portion and per share values for future exchange
- The TRA value is highly sensitive to changes in the discount rate for the uncrystalized portion
  - Based on our experience, an 8% discount rate is very low and does not reflect the highly uncertain amounts and timing of future tax benefits
- The TRA value is less sensitive to future exchange values
  - This is largely because there is not sufficient taxable income to fully utilize these benefits as they become available
  - As a result, expected utilization is extended very far into the future

4

- Draft for discussion purposes only -

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